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Exhibit 10.4

AMENDMENT TO
PERFORMANCE STOCK UNIT AGREEMENT

This Amendment to Performance Stock Unit Agreement (this “Amendment”), dated March 24, 2011, by and between WellCare Health Plans, Inc., a Delaware corporation (the “Company”), and [•], an individual (the “Grantee”).

W I T N E S S E T H:

WHEREAS, the Company and Grantee entered into that certain Performance Stock Unit Agreement dated [•] (the “Agreement”); and

WHEREAS, the parties now desire to modify and amend the Agreement.

NOW, THEREFORE, in consideration of the covenants and promises contained herein, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the parties), intending to be legally bound hereby, the parties agree as follows:

1.           The foregoing recitations are true and correct and are hereby incorporated by reference.

2.           Section 2(a) of the Agreement is hereby amended to replace the phrase “Sections 2(b) and 3 hereof” with “Sections 2(b), 2(c) and 3 hereof”.

3.           Section 2(b) of the Agreement is hereby amended to insert the phrase “at any time prior to a Change in Control of the Company,” after the first comma and before the phrase “the Committee in its sole discretion”.

4.           Section 2 of the Agreement is hereby amended to insert the following new subsection (c) at the end thereof:

“(c)           Subject to Section 3 and subject to any determinations made by the Committee pursuant to Section 2(b), in the event of a Change in Control of the Company, the Target Award shall become vested on the Vesting Date.”

5.           Section 3 of the Agreement shall be deleted in its entirety and replaced with the following:

“3.           Termination of Services.

(a)           Except as set forth in Section 3(b), upon the termination or cessation of Grantee’s employment with, or provision of service to, the Company or its Subsidiaries (the “Date of Termination”), for any reason whatsoever, any unvested Performance Stock Units shall automatically and without notice terminate, be forfeited and become null and void.

(b)           Notwithstanding the foregoing, and subject to any determinations made by the Committee pursuant to Section 2(b), if the Grantee ceases to be an employee of, or otherwise a service provider to, the Company or any of its Subsidiaries, and the Grantee’s employment was terminated (i) by the Company or a Subsidiary without Cause, or (ii) by the Grantee for Good Reason, in either case, within twelve months after there is a Change in Control of the Company, then the Target Award shall become immediately vested as of the Date of Termination.”

6.           Except as specifically amended herein, the remaining terms of the Agreement shall remain unmodified, binding upon the parties and in full force and effect and are hereby ratified and reaffirmed.

7.           Capitalized terms used and not otherwise defined in this Amendment shall have the meanings ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement on the date and year first above written.

WELLCARE HEALTH PLANS, INC.

By:   _______________________________________
Alec Cunningham,
Chief Executive Officer

[•]

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